Exhibit 99.1

News Release
TRANSACTION SYSTEMS ARCHITECTS INC
224 SOUTH 108 AVENUE
OMAHA, NEBRASKA 68154
402.334.5101
FAX 402.390.8077

For more information contact:
William J. Hoelting
Vice President, Investor Relations
402.390.8990

FOR IMMEDIATE RELEASE

Transaction Systems Architects Reports Third-Quarter Results
Company continues to execute on market performance, acquisitions and globalization

	Financial Results						Guidance
	Q3 2006	Better / (Worse) Q3 2005	Better / (Worse) Q3 2005	YTD 2006	Better / (Worse) YTD 2005	Better / (Worse) YTD 2005	Current Fiscal Year 2006	New Fiscal Year 2006
Revenue ($ MM)	$84.8	$6.8	9%	$259.7	$25.4	11%	$348 to $360	Unchanged
EPS (diluted)	$0.61	$0.35	135%	$1.40	$0.52	59%	$1.51 to $1.63	$1.78 to $1.90

(OMAHA, Neb. — July 25, 2006) — Transaction Systems Architects, Inc. (Nasdaq:TSAI), today announced revenue of $84.8 million for the quarter ended June 30, 2006, and diluted earnings per share of $0.61. Diluted earnings per share were positively impacted by the release of valuation allowances related to foreign tax credits and were negatively impacted by dilution from the acquisition of eps Electronic Payment Systems AG and other special and transitional costs.

“We consistently executed on our long-term plans during the quarter as we completed a strategic acquisition, continued to streamline our supply chain and furthered our ability to globally deliver and support our software solutions,” said Philip G. Heasley, TSA’s CEO. “These initiatives position us to successfully respond to the trends impacting the world’s payment systems, including regulatory change, transaction volume growth and the need for improved payments productivity.

“Refining our global infrastructure is a critical component of driving growth for the Company,” Heasley said. “Market dynamics and our own research suggest that the greatest opportunities for growth exist largely in the international market. As a result, we are in the midst of several key initiatives designed to structure our company to more efficiently address that demand. We believe these efforts will help us maximize productivity as we seek new market opportunities and continue providing world-class support for our mission-critical solutions.

“The acquisition of eps gives us a leading presence in the German market and expands the portfolio of products that we can cross-sell to our global customers,” Heasley continued. “Germany represents the world’s third largest market for electronic payments. Our new footprint there gives us an excellent platform to satisfy the region’s need for payment solutions, especially with value-added products like our fraud detection and smart card management software. In addition, eps brings us an established presence in Romania, which plays an important role in our globalization initiatives.

“During the quarter we established a new subsidiary in Ireland to serve as the focal point for our international product development efforts,” Heasley said. “This is a strategy that other major software companies have successfully adopted to optimize supply chain efficiencies and maximize shareholder return. The Irish company will oversee remote software development operations in Romania and elsewhere, providing us with low-cost centers of expertise and ensuring we remain price-competitive in supporting a growing international customer base.

“We gained further efficiencies by closing two offices in the U.S. and Europe that housed a small number of employees not concentrated in a specialized area,” Heasley said. “We will continue to work opportunities like this to ensure that our organizational structure and our use of facilities around the world are as efficient as possible.

“Commencing on or about the end of the fourth quarter, the Company will establish its principal executive offices in New York City,” Heasley added. “This move will bring us closer to key constituents. In addition, this month we strengthened our executive team with the appointment of Craig Maki as senior vice president responsible for corporate development. Craig comes to us from the investment banking firm Stephens Inc. and will play a key role in identifying future strategic opportunities.

“In summary, we had a solid quarter as we continue to execute our plans to grow the business. The Company continues to be well-positioned in the market as we engage with major banks, retailers and processors in identifying solutions to complex, multi-region and multi-year opportunities,” Heasley said.

Third-Quarter Financial Highlights

Revenue

Revenue was $84.8 million in the third quarter, a 9 percent increase over the same period last year. Revenue comprised software license fees of $42.0 million, maintenance fees of $26.0 million and services of $16.8 million. Monthly recurring revenue was $47.1 million compared to $46.3 million during the same period last year. Monthly recurring revenue consisted of monthly license fees of $17.7 million, maintenance fees of $26.0 million and services (facilities management) fees of $3.4 million. Monthly recurring revenue comprised 56 percent of total revenues in the quarter. International revenues were $55.5 million, or 65 percent of total revenues.

Expenses

Operating expenses were $69.2 million compared to $62.8 million in the same period last year, an increase of 10 percent, and included approximately $1.5 million related to equity-based compensation expense that has no comparable basis in the prior year. The most recent quarter also included approximately $3.0 million of expense related to the S2 operation, down from $3.6 million in the second quarter of 2006 and in keeping with the Company’s plan to reduce these expenses to approximately $2.5 million per quarter by year-end. The third quarter also included approximately $1.0 million of expense related to operations of the recently acquired eps business. In addition, the Company incurred special expenses during the quarter of approximately $600,000 related to M&A activity and approximately $700,000 related to globalization initiatives, including the establishment of Irish and Romanian operations.

Operating income

Operating income was $15.5 million with an operating margin of 18.3 percent. This compared to operating income of $15.2 million with an operating margin of 19.5 percent for the third quarter of fiscal 2005.

Other income

Other income for the quarter was $1.4 million compared to $0.7 million for the same period a year ago.

Taxes

The tax benefit of $6.4 million comprised a tax provision of approximately $6.0 million offset by approximately $12.4 million representing the Company’s release of valuation allowances related to foreign tax credits during Q3. Factors leading to the release included the Company’s improved foreign earnings stream from existing operations and from the acquisitions of S2 and eps, and the Company’s use of material components of foreign tax credit carryovers in its 2005 federal tax return filed during the quarter. The resulting release of $12.4 million in foreign tax credit allowances had a positive impact on net income during the quarter and added $0.32 to diluted earnings per share. The Company continues to review its valuation allowances against deferred tax assets and from time to time may adjust these accordingly.

During the quarter the Company moved certain intellectual property rights to its Irish subsidiary as part of its globalization initiatives. The Company expects that, long term, these initiatives will result in future reductions in the Company’s overall effective tax rate.

Net income and diluted earnings per share

Net income for the quarter was $23.3 million, or $0.61 per diluted share, compared to $10.0 million, or $0.26 per diluted share, during the same period last year, an increase of 133 percent and 135 percent, respectively. Diluted earnings per share were positively impacted by the release of valuation allowances related to foreign tax credits of $0.32, and were negatively impacted by $0.04 from the acquisition of eps and other special and transitional costs and $0.03 from equity-based compensation expense.

Cash and stock activity

The Company’s cash, cash equivalents and marketable securities as of June 30, 2006, were $176.1 million compared to $189.7 million at the end of the second fiscal quarter. The most recent quarter reflects payment of $16.1 million in connection with the eps acquisition and approximately $10.8 million for repurchase of the Company’s stock, offset by $4.6 million in proceeds from employee stock option exercises. Net operating cash flow for the third quarter was $4.5 million.

During the quarter the Company repurchased 280,645 shares of its common stock. Through
June 30, 2006, the Company has repurchased a total of 2,235,731 shares for approximately $57.8 million. During the quarter the Company issued 330,827 shares in connection with the eps acquisition. Total shares outstanding were 37.7 million as of June 30, 2006.

Backlog

Backlog for the coming 12 months was $258.2 million as of June 30, 2006, as compared to $257.5 million for the quarter ended March 31, 2006. The monthly recurring portion of backlog, which includes monthly license fees, maintenance fees and facilities management fees, amounted to $191.6 million. The non-recurring portion of backlog, which totaled $66.6 million, includes other software license fees and services.

As of June 30, 2006, the Company’s estimated 60-month backlog was $1.092 billion. For comparison purposes, as of March 31, 2006, the Company’s estimated 60-month backlog was $1.050 billion.

Channel highlights

The Company added seven new customers during the quarter and sold 20 new applications to existing customers. Another 12 customers licensed capacity upgrades valued at $100,000 or more.

Americas revenue of $47.0 million compared to $42.5 million for the third quarter of fiscal 2005. The Americas revenue included U.S. revenue of $29.3 million and non-U.S. revenue of $17.7 million compared to $31.6 million and $10.9 million, respectively, for the same period last year. During the third quarter the Company licensed its ACI Payments Manager software to a top five U.S. bank, licensed the ACI Retail Commerce Server to a major retailer in Puerto Rico, and licensed major capacity upgrades to seven customers including a top 10 U.S. bank. ABN AMRO in Brazil, a user of ACI’s fraud detection software, was recently acknowledged with an industry award for having that country’s best fraud detection operation.

Revenues for the Europe/Middle East/Africa region were $29.7 million compared to $27.6 million for the same period last year. Key sales included the licensing of BASE24-es for Enhanced Authorization at a top five bank in the Netherlands and at a top card processor in Italy, licensing of ACI Proactive Risk Manager at banks in France and Bulgaria, the sale of ACI Smart Chip Manager at a major Italian bank, and the licensing of a major capacity upgrade of ACI Communication Services at a top five bank in the United Kingdom.

Asia/Pacific revenues were $8.1 million compared to $7.9 million for the third quarter of 2005. Major sales in the region included the licensing of BASE24-es at the largest bank in the Philippines and at a major bank in Malaysia, and a significant capacity upgrade at a major bank in Thailand.

Annual Guidance

The Company’s revenue guidance for 2006 remains at a range of $348 million to $360 million. The Company has revised its diluted earnings per share estimate for fiscal 2006 from a range of $1.51 to $1.63 to a range of $1.78 to $1.90. The revised earnings per share estimate takes into account the addition of $0.32 from the release of valuation allowances related to foreign tax credits, offset by $0.04 related to the eps acquisition and other M&A activity and $0.01 related to globalization initiatives in the third and fourth quarters.

The Company’s long-term objectives continue to be double-digit annual revenue growth and 12 to 15 percent annual growth in diluted earnings per share.

TSA will hold a conference call at 5 p.m. EDT today (4 p.m. CDT) to discuss results of the quarter. Interested persons may access a real-time audio broadcast of the teleconference at www.tsainc.com/investors.

About Transaction Systems Architects, Inc.

The Company’s software facilitates electronic payments by providing consumers and companies access to their money. Its products are used to process transactions involving credit cards, debit cards, secure electronic commerce, mobile commerce, smart cards, secure electronic document delivery and payment, checks, high-value money transfers, bulk payment clearing and settlement, and enterprise e-infrastructure. The Company’s solutions are used in more than 1,990 product systems in 83 countries on six continents.

Forward-Looking Statements

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as the Company “believes,” “will”, “expects,” “looks forward to,” and words and phrases of similar impact, and include but are not limited to statements regarding future operations, business strategy and business environment and specifically include amounts estimated in the 12-month and 60-month backlogs, the Company’s revenue and earnings guidance, and the Company’s long-term revenue and earnings growth objectives.

The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, but are not limited to, statements regarding the:

•	Company’s 12-month and 60-month backlog estimates

•	Company’s calculation of recurring and non-recurring backlog

•	Company's revenues and EPS estimates for fiscal 2006

•	Company’s long-term objectives of double-digit annual revenue growth and 12 to 15% annual growth in diluted earnings per share

•
Company’s belief that refining its global infrastructure will be a critical component of driving growth for the Company and that these efforts will help the Company maximize productivity as it seeks new market opportunities and continue providing world-class support for its mission-critical solutions

•	Company’s belief that the acquisition of eps Electronic Payment Systems AG gives it an excellent platform to satisfy the region’s need for payment solutions

•
Company’s belief that establishing a new subsidiary in Ireland and the remote software development operations in Romania and elsewhere will provide the Company with low-cost centers of expertise and ensure that the Company remains price-competitive in supporting a growing international customer base

•
Company’s belief that it continues to be well-positioned in the market as it engages with major banks, retailer and processors in identifying solutions to complex, multi-region and multi-year opportunities

•	Company’s belief that it may, from time to time, adjust valuation allowances against deferred tax assets

•	Company’s belief that the Company’s estimated tax rate could change based on continuing tax optimization efforts

Any or all of the forward-looking statements may turn out to be wrong. They can be affected by the judgments and estimates underlying such assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining the Company’s actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements after the date of this release.

All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in the Company’s filings with the Securities and Exchange Commission. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K filed on December 14, 2005, the Company’s Form 10-Q filed on February 9, 2006, the Company’s Form 10-Q filed on May 10, 2006 and specifically the section entitled “Factors That May Affect the Company's Future Results or the Market Price of the Company's Common Stock.”

The risks identified in the Company’s filings with the Securities and Exchange Commission include:

•	Risks inherent in making an estimate of the Company's 12-month and 60-month backlog which involve substantial judgment and estimates

•	Risks associated with tax positions taken by the Company which require substantial judgment and with which taxing authorities may not agree

•
Risks associated with the class action lawsuit against the Company and certain former officers of the Company relating to its restatement of prior consolidated financial results, including the adequacy of insurance coverage and the possibility of additional litigation

•	Risks associated with litigation in the software industry regarding intellectual property rights

•	Risks associated with the Company's ability to protect its proprietary rights

•	Risks associated with the Company's concentration of business in the financial services industry

•	Risks associated with fluctuations in quarterly operating results and resulting stock price volatility

•	Risks associated with conducting international operations

•	Risks regarding the Company’s new BASE24-es product

•	Risks associated with the Company's dependence on its BASE24 solution

•	Risks associated with the Company's dependence on the licensing of software products that operate on Hewlett-Packard NonStop servers

•	Risks associated with the complexity of the Company’s software products

•
Risks associated with the Company's acquisition of new products and services or enhancement of existing products and services through acquisitions of other companies, product lines, technologies and personnel, or through investments in other companies

•	Risks associated with the acquisition of S2 Systems and the integration of its operations and customers, including, without limitation, the risks described in the Company’s Form 8-K filed July 1, 2005

•	Risks associated with new accounting standards, or revised interpretations or guidance regarding existing standards

•	Risks associated with the assessment and maintenance of internal controls over the Company’s financial reporting

Backlog Estimates

The Company’s 12-month and 60-month backlog estimates are based on the Company's judgment about future events which, as described above, involve a number of risks and uncertainties. The Company estimates backlog using the methodology described in the Company's Form 10-Q filed on May 10, 2006 in the section entitled "Backlog" under Item 2. -- MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- and on the Company's website at www.tsainc.com.

FINANCIAL HIGHLIGHTS TO FOLLOW

TRANSACTION SYSTEMS ARCHITECTS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	September 30,
	2006	2005
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$108,365	$83,693
Marketable securities	67,725	72,819
Billed receivables, net	62,324	63,530
Accrued receivables	9,992	5,535
Recoverable income taxes	-	3,474
Deferred income taxes, net	3,103	2,552
Other	13,740	13,009
Total current assets	265,249	244,612

Property and equipment, net	9,234	9,089
Software, net	11,044	4,930
Goodwill	88,411	66,169
Other intangible assets, net	17,985	13,573
Deferred income taxes, net	29,125	21,884
Other	6,288	3,123
Total assets	$427,336	$363,380

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of debt - financing agreements	$78	$2,165
Accounts payable	6,960	9,521
Accrued employee compensation	15,794	19,296
Income taxes payable	8,362	-
Deferred revenue	78,808	81,374
Accrued and other liabilities	19,638	11,662
Total current liabilities	129,640	124,018

Debt - financing agreements	-	154
Deferred revenue	16,561	20,450
Other	2,638	1,640
Total liabilities	148,839	146,262

Stockholders' equity:
Common stock	204	202
Treasury stock, at cost	(79,305)	(68,596)
Additional paid-in capital	292,322	274,344
Retained earnings	73,813	20,329
Accumulated other comprehensive loss	(8,537)	(9,161)
Total stockholders' equity	278,497	217,118
Total liabilities and stockholders' equity	$427,336	$363,380

TRANSACTION SYSTEMS ARCHITECTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Revenues:
Software license fees	$41,955	$37,656	$133,077	$128,415
Maintenance fees	25,989	24,938	76,053	69,667
Services	16,820	15,409	50,542	36,153
Total revenues	84,764	78,003	259,672	234,235

Expenses:
Cost of software license fees	7,895	6,539	22,335	18,170
Cost of maintenance and services	19,385	14,102	59,332	41,756
Research and development	10,191	9,704	29,921	29,842
Selling and marketing	15,896	16,183	48,437	46,852
General and administrative	15,877	16,289	48,410	44,301
Total expenses	69,244	62,817	208,435	180,921
Operating income	15,520	15,186	51,237	53,314

Other income (expense):
Interest income	1,641	1,279	6,154	2,727
Interest expense	(10)	(102)	(126)	(407)
Other, net	(227)	(453)	(239)	(1,445)
Total other income (expense)	1,404	724	5,789	875

Income before income taxes	16,924	15,910	57,026	54,189
Income tax benefit (provision)	6,384	(5,915)	(3,542)	(20,078)
Net income	$23,308	$9,995	$53,484	$34,111

Earnings per share information:

Weighted average shares outstanding:
Basic	37,529	37,576	37,341	37,825
Diluted	38,454	38,312	38,199	38,598

Earnings per share:
Basic	$0.62	$0.27	$1.43	$0.90
Diluted	$0.61	$0.26	$1.40	$0.88

TRANSACTION SYSTEMS ARCHITECTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Nine Months Ended June 30,
	2006	2005
Cash flows from operating activities:
Net income	$53,484	$34,111
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	3,035	2,869
Amortization	2,943	714
Deferred income taxes	(11,797)	(7,007)
Share-based compensation expense	4,412	-
Tax benefit of stock options exercised	1,456	2,736
Changes in operating assets and liabilities:
Billed and accrued receivables, net	293	4,325
Other current assets	(33)	(3,131)
Other assets	(3,021)	(1,305)
Accounts payable	(3,378)	1,025
Accrued employee compensation	(3,855)	(110)
Accrued liabilities	246	896
Current income taxes	12,022	14,531
Deferred revenue	(8,210)	(1,490)
Other current and noncurrent liabilities	107	300
Net cash provided by operating activities	47,704	48,464

Cash flows from investing activities:
Purchases of property and equipment	(3,133)	(3,170)
Purchases of software	(2,401)	(1,347)
Purchases of marketable securities	(50,937)	(76,875)
Sales of marketable securities	56,038	36,166
Acquisitions of businesses, net of cash acquired	(13,139)	-
Net cash used in investing activities	(13,572)	(45,226)

Cash flows from financing activities:
Proceeds from issuance of common stock	909	736
Proceeds from exercises of stock options	11,608	8,489
Excess tax benefit of stock options exercised	2,321	-
Purchases of common stock	(24,688)	(28,897)
Payments on debt - financing arrangements	(2,949)	(5,943)
Other	(15)	402
Net cash used in financing activities	(12,814)	(25,213)

Effect of exchange rate fluctuations on cash	3,354	792

Net increase (decrease) in cash and cash equivalents	24,672	(21,183)
Cash and cash equivalents, beginning of period	83,693	134,198
Cash and cash equivalents, end of period	$108,365	$113,015